MELLO JONES & MARTIN
                            Barristers and Attorneys

22 September 2004

Ship Finance
International Limited
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HM 08
Bermuda

Dear Sirs:

Re: Form F-1 Registration Statement
-----------------------------------

1.   Subject of Opinion

     We have acted as legal counsel in Bermuda as to matters of Bermuda law to Ship Finance International Limited, a company organized under the laws of the Islands of Bermuda (the "Company"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form F-1 (the "Registration Statement") in relation to the registration of 1,600,000 shares of common stock of the Company of par value $1.00 per share (the "Shares") held by Passport Masters Fund, LP and Passport Masters Fund II, LP, each a Delaware limited partnership and shareholder of the Company.

2.   Documents Examined

2.1  For the purposes of this opinion we have examined and relied upon:

2.2  a copy of the Registration Statement;

2.3 a copy of the prospectus contained in the Registration Statement (the "Prospectus");

2.4 a copy of the following documents of the Company, as certified by the Assistant Secretary thereof on September 10th, 2004 (the "Constitutional Documents"):

     (a)  Certificate of Incorporation,
     (b)  Certificate of Change of Name,
     (c)  Memorandum of Association and
     (d)  Bye-laws;

2.5 a Certificate of Compliance dated September 10th, 2004; issued by the Bermuda Registrar of Companies;

2.6 Unanimous Written Resolutions of the Board of Directors of the Company dated July 13th, 2004 as certified by the Assistant Secretary of the Company on September 10th, 2004 approving the issue of the Shares;

2.7 such other documents as we have deemed necessary in order to render this opinion (the documents referred to in Sections 2.1 through 2.7 hereinafter referred to as the "Documents").

3.   Searches

     We have also relied upon our searches of the documents of public record relating to the Company maintained by the Registrar of Companies and on our search of the Cause Book maintained by the Registrar of the Supreme Court of Bermuda made on September 10th, 2004 ("the Searches").

4.   Opinion Limited to Bermuda Law

     We have made no investigation of the laws of any jurisdiction other than Bermuda and this opinion is given only with respect to Bermuda law as applied by the Courts of Bermuda as at the date hereof. This opinion is limited to the matters stated herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

5.   Assumptions

     In giving this opinion, we have assumed: -

5.1 the authenticity, accuracy and completeness of all Documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photo static copies;

5.2  the genuineness of all signatures on the Documents;

5.3 the authority, capacity and power of each of the persons signing the Documents (other than the Company);

5.4 that any factual statements made in any of the Documents are true, accurate and complete;

5.5 that the Resolutions are in full force and effect and have not been rescinded either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company at meetings which were duly convened and at which duly constituted quorum was present and voting throughout and accurately record the resolutions adopted by the Directors of the Company;

5.6 that the records which were the subject of the Searches were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Searches been materially altered;

5.7 the Registration Statement, when filed with the Securities and Exchange Commission, will not differ in any material way from the draft of the Registration Statement which we have examined for the purposes of this opinion.

6.   Opinion

     Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that :-

6.1 The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of Bermuda.

6.2 Any of the Shares when purchased in accordance with the terms set forth in the Prospectus will be duly authorised, validly issued, fully paid and non-assessable shares of the Company.

6.3 The Statements in the Prospectus under the caption "Description of Capital Stock" insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

7.   Reservations

     We have the following reservations:-

7.1 Enforcement of the obligations of the Company under the Bye-laws of the Company may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights;

7.2 Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought;

7.3 Where an obligation is to be performed in jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of , or contrary to public policy of, such other jurisdiction;

7.4 We express no opinion as to the availability in Bermuda of remedies which are available in other jurisdictions;

7.5 Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds;

7.5 Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds;

7.6 Any reference in this opinion to the Shares being "non-assessable" shall mean, in relation to fully-paid shares of the company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to the Company;

7.7 Searches of the Registrar of Companies at the office of the Registrar of Companies and of the Supreme Court Cause Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Cause Book do not reveal:

     (i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Cause Book at the date and time the Search is concluded;

     (ii) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

    (iii) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded;

     (iv) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Companies Act 1981.

     Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda ("overseas companies") over their assets located in Bermuda, it is not possible to determine definitively from searches of the register of charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

7.8 Where used herein, the expression "in good standing" means having paid all fees and taxes required by the laws of Bermuda in order to maintain the valid existence of the Company pursuant to such laws.

8.   Disclosure

     This opinion is issued in connection with the filing of the Registration Statement with the Securities and Exchange Commission of the United States, and we consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the captions "Legal Matters" and "Information About the Enforceability of Judgments and the Effect of Foreign Law" in the Prospectus.

     This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully
MELLO JONES & MARTIN

/s/ MELLO JONES & MARTIN

23153.0001 #513180